UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)           February 23, 2005

Nextel Partners, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29633	91-1930918

(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033

(Address of Principal Executive Offices)	(Zip Code)

(425) 576-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On February 23, 2005, Nextel Partners, Inc. (the “Company”) announced its financial results for the fiscal periods ended December 31, 2004. A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

     The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     The information presented in the attached press release includes financial information prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA; net income (loss) attributable to common stockholders excluding the loss on early retirement of debt; net income (loss) attributable to common stockholders per share excluding the loss on early retirement of debt; net capital expenditures; ARPU; and LRS. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As described more fully in the notes to the financial tables attached to the press release, management believes these non-GAAP measures provide meaningful additional information about the Company’s performance and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the financial tables attached to the press release.

Item 8.01 Other Events

     The Company has been reviewing its accounting practices with respect to lease transactions based on recent clarification from the Securities and Exchange Commission. The Company has discussed this issue with its independent external auditors and has determined that it will modify its accounting practices in this area. A final determination has not yet been made as to whether the modifications will be made as a cumulative adjustment in the fourth quarter of 2004 or as a restatement of prior periods. The Company believes that the cumulative effect of these adjustments through December 31, 2004 will be less than $20 million. As the modifications relate solely to accounting treatment, they will not affect the Company’s historical or future cash flow or the timing of payments under its relevant leases. Accordingly, the results included in the attached release are preliminary and do not reflect any adjustments for this correction.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is furnished with this Form 8-K pursuant to Item 2.02:

Exhibit No.	Description

99.1	Press release, dated February 23, 2005, issued by Nextel Partners, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
Date: February 23, 2005	By:	/s/ John Chapple
John Chapple
President, Chief Executive Officer and Chairman of the Board